Exhibit 99.1
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[SCANOPTICS LOGO OMITTED]


                                                           For Immediate Release

           Contact: Annmarie Gordon (860) 645-7878/email: agordon@scanoptics.com
                    Susan Lucek  (860) 645-7878/email: slucek@scanoptics.com


                        Scan-Optics Announces Appointment
                             of UHY LLP, as Auditors


         Manchester, CT - October 13, 2004 - Scan-Optics, Inc. (OTC BB: SOCR), a leader in information capture and customer service solutions for government, insurance, order fulfillment, proxy, health claims, test scoring and other paper-intensive businesses, today announced that the Audit Committee of its Board of Directors has appointed the accounting firm UHY LLP to serve as the Company's independent registered public accounting firm, effective for the fiscal year ending December 31, 2004. UHY LLP has replaced Ernst & Young LLP and will begin their engagement with a review of the financial results for the three and nine month periods ending September 30, 2004. Scan-Optics had previously disclosed the resignation of Ernst & Young LLP as its auditors in a Form 8-K filed with the Securities and Exchange Commission on September 8, 2004.

         Peter H. Stelling, Chief Financial Officer, Vice President and Treasurer stated, "UHY LLP has a strong reputation within the accounting profession, and we are pleased to be entering into a relationship with them. We believe UHY LLP is a firm whose mission and resources are well suited to our requirements."

         The reports of Ernst & Young LLP on the Company's financial statements for the years ended December 31, 2002 and 2003 contained an unqualified opinion and there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practices, financial statements disclosure or auditing scope or procedure.


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         Statements about  Scan-Optics'  future  expectations,  including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" made under safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are changes in general economic and business conditions in the United States and foreign markets, which impact capital investments by customers, the cyclical nature of funding within federal and state government agencies, further adverse changes in Scan-Optics' banking, lending and financing relationship, insufficient cash resources, increased competition from similar products, the implementation of other technologies which may provide alternative solutions, ability to complete projects in a timely manner, and other risk factors and cautionary statements listed from time to time in Scan-Optics' periodic reports filed with the Securities and Exchange Commission, including but not limited to the Scan-Optics' Annual Report on Form 10-K for the fiscal year ended December 31, 2003.


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